UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2010

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12264 El Camino Real, Suite 305 San Diego, CA 92130
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (858) 731-5300

10350 Science Center Drive, Suite 210 San Diego, California 92121
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 21, 2010, the Company was notified by NASDAQ that a NASDAQ Listing Qualifications Panel (the “Panel”) has determined to delist the Company’s common stock from The NASDAQ Stock Market and suspend its trading, effective July 23, 2010, as a result of the Company’s failure to comply with the minimum $1.00 per share closing bid price requirement set forth in NASDAQ Listing Rule 5450(a)(1).  The Company does not intend to appeal the Panel’s determination.

The Company expects that following the suspension of trading on NASDAQ, the Company’s common stock will be immediately eligible for quotation under the symbol “WAVE” on the OTCQB, an over-the-counter electronic quotation service operated by the Pink OTC Markets Inc.

A copy of the Company’s press release announcing the receipt of the delisting notification is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 21, 2010 titled “NextWave Wireless Announces NASDAQ Panel Decision to Delist Common Stock”

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, NextWave Wireless Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 2010
NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
Francis J. Harding Executive Vice President and Chief Financial Officer